EXHIBIT 10.1

                     EMPLOYMENT AND NONCOMPETITION AGREEMENT


         AGREEMENT, dated as of the 16th day of August, 1996, by and between TRILECTRON INDUSTRIES, INC., a New York corporation (the "EMPLOYER"), and SIGMUND BORAX (the "EMPLOYEE").

                                   WITNESSETH:

         WHEREAS, the Employee desires to continue to be employed by the Employer, and the Employer desires to continue to employ the Employee, upon the terms and conditions hereinafter set forth; and

         WHEREAS, the Employee represents that he is not a party to any agreement which would prohibit him from entering into this Agreement or his performing the services required hereunder.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the Employer and the Employee agree as follows:

         SECTION 1.  EMPLOYMENT OF EMPLOYEE

                  (a) TERM. The Employee's employment hereunder will commence on the date of the closing of the Stock Purchase Agreement, dated as of August 16, 1996, pursuant to which all of the outstanding capital stock of the Employer is being acquired by HEICO Corporation, a Florida corporation ("HEICO"), from the Employee, and will expire on the second anniversary of such closing date (the "TERM"). Notwithstanding the foregoing, the Employee's employment hereunder may be terminated prior to the expiration of the Term as provided in SECTION 2.

                  (b) DUTIES AND RESPONSIBILITIES. The Employee shall serve as Vice Chairman of the Employer. The Employee agrees to use his best efforts, entire productive time, attention, and energies to the business of the Employer and shall assume and competently perform such reasonable responsibilities and duties as may be assigned to him from time to time by the Employer through its duly authorized management personnel; PROVIDED, HOWEVER, that the Employee shall not be required to work more than four (4) days per week. To the extent that the Employer shall have any parent, subsidiaries, affiliated corporations, partnerships, or joint ventures (collectively "RELATED ENTITIES"), Employee shall perform such duties to promote these entities and their respective interests to the same extent as the interests of the Employer and without additional compensation. At all times, the Employee agrees to abide by any employee handbook, policy, or practice that the Employer has or hereafter adopts with respect to its employees generally.

                  (c) COMPENSATION. As full compensation for his services hereunder and in consideration for the Employee's covenants contained in this Agreement, the Employer shall pay the Employee a salary at the per annum rate of $150,000, payable in accordance with the customary payroll practices of the Employer. Simultaneous with the execution of this Agreement, the Employer's parent company, HEICO Corporation, a Florida corporation ("HEICO"), is granting to the Employee an option to purchase 11,000 shares of HEICO's Common Stock, $.01 par value per share, pursuant to the terms of a Stock Option Agreement of even date herewith between HEICO and the Employee.

                  (d) EXPENSES; FRINGE BENEFITS AND VACATION POLICY. The Employer agrees to pay or reimburse the Employee for all reasonable vouchered business expenses incurred during his employment which have been submitted in accordance with any expense reimbursement policy or practice of the Employer as in effect from time to time. The Employer will provide to the Employee a leased automobile of comparable quality to the automobile currently under lease for the Employee and such pension benefits, holidays, vacation and other employee benefits which the Employer provides to similarly situated employees, subject to the provisions of the various benefit plans, programs, or policies in effect from time to time. The Employer reserves the right to change or eliminate these benefits at any time.

                  (e) LIFE INSURANCE. The Employee agrees that the Employer shall have the right to obtain life insurance on the Employee's life, at the Employer's sole expense and with the Employer as the sole beneficiary thereof, but no representation is made by the Employee as to his insurability. The Employee shall (i) cooperate fully with the Employer in obtaining such life insurance, (ii) sign any necessary consents, applications and other related forms or documents, and (iii) take any required medical examinations.

         SECTION 2.  TERMINATION OF EMPLOYMENT

                  (a) TERMINATION BY THE EMPLOYER. The Employer may terminate the employment of the Employee at any time with or without Cause (as defined below) and with or without notice. Following termination of employment of the Employee for cause, the Employer shall have no further obligations under this Agreement, including payment obligations. If the employment of the Employee is terminated by the Employer without Cause, the Employee shall continue to be entitled to receive the compensation payable to him pursuant to SECTION 1(c) but thereafter shall not be entitled to any of the expense reimbursement or benefits referred to in SECTION 1(d) except to the extent such right to reimbursement or benefits were vested at the date of such termination. As used in this

Agreement, "CAUSE" shall mean the following: (1) the Employee's failure or refusal to perform his duties, as contemplated by this Agreement, in a satisfactory manner; after notice and a reasonable opportunity to cure, (2) dishonesty or other acts that adversely affect the Employer; (3) a violation of the Employer's written policies or practices which justifies immediate termination, as defined by the Employer; (4) arrest for or conviction of a felony or of any crime involving moral turpitude, fraud, dishonesty or misrepresentation; (5) the commission by the Employee of any act which could reasonably be expected to injure the reputation, business, or business relationships of the Employer or Related Entities; (6) the Employee's inability to perform an essential function of his position, which inability continues for 90 consecutive days or for periods aggregating 90 days in any 180-day period; or
(7) any material breach by Employee of this Agreement or the Stock Purchase Agreement.

                  (b) TERMINATION BY EMPLOYEE. The Employee agrees to provide the Employer with at least twenty (20) business days' written notice of his intent to terminate employment voluntarily ("TERMINATION NOTICE PERIOD"). Failure to provide such notice terminates the Employee's entitlement to payment for accrued, unused benefits, such as vacation. The Employer reserves the right to terminate the Employee before the end of the Termination Notice Period provided that the Employer pays the Employee the salary that he would have received from the date of the last payroll payment to the end of the Termination Notice Period. During the Termination Notice Period, the Employee agrees to make a good faith effort to perform the duties described hereunder. If the Employee terminates his employment with the Employer for any reason, the Employer's obligations, including payment obligations, under this Agreement shall forthwith cease except as provided in this subparagraph.

         SECTION 3. NON-COMPETITION; STANDSTILL; PROTECTION OF CONFIDENTIAL INFORMATION; ETC.

                  (a) RATIONALE FOR RESTRICTIONS. The Employee acknowledges that his services hereunder are of a special, unique, extraordinary and intellectual character, and his position with the Employer places him in a position of confidence and trust with the customers, suppliers and employees of the Employer and/or Related Entities. The Employee also acknowledges that the Employer and Related Entities design, manufacture, sell and service aircraft, ground and support equipment (collectively "PRODUCTS") throughout the world and that the Employer competes with many companies, including, but not limited to, Hobart Corp. and Stewart and Stevenson, Inc. The Employee further acknowledges that the rendering of services under this Agreement necessarily requires the disclosure to the Employee of Confidential Information of the Employer and/or Related Entities. The Employee and the Employer agree that both prior to and during the course of employment with the Employer and Trilectron, the Employee had, has, and will continue to develop a personal relationship with the Employer's customers, and a knowledge of these customers' affairs and requirements which may constitute the Employer's primary and only contact with such customers. The Employee acknowledges that the Employer's relationships with its established clientele may therefore be placed in the Employee's hands in confidence and trust. The Employee consequently agrees that it is reasonable and necessary for the protection of the goodwill and legitimate business interests of the Employer and the Related Entities that the Employee make the covenants contained herein, that the covenants are a material inducement for the Employer to employ the Employee and to enter into this Agreement, and that the covenants are given as an integral part of and incident to this Agreement.

                  (b) NON-COMPETITION IN RELATED BUSINESS. As used herein, the term "RESTRICTIVE PERIOD" means the period commencing on the date of this Agreement and ending two (2) years following the later of (i) the expiration of the Term or (ii) the termination of the employment of the Employee with the Employer, irrespective of the reason for such termination and even though such termination occurs after the expiration of the Term. During the Restrictive Period, the Employee agrees not to utilize his special knowledge of the business of the Employer and his relationships with customers, suppliers and others to compete with the Employer or any of the Related Entities or any of the Related Entities in any business which is the same as or similar to the business (the "PROHIBITED BUSINESS") conducted by the Employer or any of the Related Entities at any time during the Restrictive Period. During the Restrictive Period, the Employee shall not, directly or indirectly, assist in the creation or development of, engage or have an interest, anywhere in the United States of America or any other geographic area where the Employer or any Related Entity does business or in which its Products are marketed, alone or in association with others, as principal, officer, agent, employee, director, partner or stockholder (except as an employee or consultant of the Employer or any of the Related Entities), or through the investment of capital, lending of money or property, rendering of services or advice or otherwise, in any business competitive with or similar to the Prohibited Business. During the Restrictive Period, the Employee shall not, nor shall he permit any of his employees, agents or others under his control to, directly or indirectly, on behalf of the any entity or person, (i) call upon, accept business from, or solicit the business of any person or entity which is, or who had been at any time during the preceding two years, a customer of Trilectron, the Employer or any Related Entity otherwise divert or attempt to divert any business from the Employer or any of the Related Entities; or (ii) recruit or otherwise solicit or induce any person who was an employee of, or otherwise engaged by, the Employer or any of the Related Entities at any tictive Period to terminate his or her employment or other relationship with the Employer or any of the Related Entities, or hire any person who has left the employ of the Employer or any of the Related Entities during the Restrictive Period. The Employee shall not at any time, directly or indirectly, use or purport to authorize any person to use any name, mark, logo, trade dress or other identifying words or images which are the same as or similar to those used currently, in the past, or during the Employee's employment by Trilectron or the Employer in connection with any Product or service, whether or not such use would be in a Prohibited Business. The ownership or control of up to five percent of the outstanding voting securities or securities of any class of a company with a class of securities registered under the Securities Exchange Act of 1934, as amended, shall not be deemed to be a violation of the provisions of this SECTION 3(b).

                  (c) STANDSTILL. The Employee agrees that for a period commencing on the date hereof and ending on the date which is three years from the date hereof, he will not acquire, offer or agree to acquire, directly or indirectly, by purchase or otherwise, control of the Employer or any of the Related Entities, make, or in any way participate, directly or indirectly, as advisor or otherwise, in any "solicitation" of "proxies" or consents to vote (as such terms are used in the Proxy Rules of the United States Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Employer or any of the Related Entities, in opposition to any proposed actions of the Board of Directors of the Employer or any of the Related Entities or in opposition to any nominees for Directors of the Employer or any of the Related Entities which nominees have been nominated by the Employer or any of the Related Entities, their management or their Board of Directors, seek or assist any other party in seeking representation on the Board of Directors of the Employer or any of the Related Entities through the election to the Board of Directors of individuals(s) not nominated and supported by the Employer or any of the Related Entities, their management or their Board of Directors, pursue or publicly announce an interest in pursuing an acquisition of control of the Employer or any of the Related Entities or an alteration of the composition of the Employer's or any of the Related Entities' Boards of Directors, or advise or otherwise act, alone or in concert with others, directly or indirectly, to seek to control or influence the management, Board of Directors or policies of the Employer or any of the Related Entities.

                  (d) DISCLOSURE OF CONFIDENTIAL INFORMATION. The Employee acknowledges that the Products and the inventions, formulas, software, trade secrets, technology, compositions, know-how, methods and processes of manufacturing, assembling or fabricating (collectively, the "INTANGIBLE PROPERTY") and all other confidential or proprietary information with respect to the business and operations of the Employer are valuable, special and unique assets of the Employer. The Employee shall not, at any time during or after the Restrictive Period, disclose, directly or indirectly, to any person or entity, or use or authorize or purport to authorize any person or entity to use any confidential or proprietary information with respect to the Employer or any of the Related Entities without the prior written consent of the Employer, including without limitation, information as to the financial condition, results of operations, customers, suppliers,

Products, Products under development, Intangible Property, sources, leads or methods of obtaining new products or business, pricing methods or formulas, cost of supplies, marketing strategies or any other information relating to the Employer or any of the Related Entities which could reasonably be regarded as confidential, but not including information which is or shall become generally available to the public other than as a result of disclosure by the Employer or any of the Related Entities or any of their agents, affiliates or representatives or a person to whom any of them has provided such information.

             (e) RIGHTS TO INTELLECTUAL PROPERTY. While employed by the Employer, the Employee will disclose to the Employer any ideas, inventions, or business plans ("INTELLECTUAL PROPERTY") developed by him which relate directly or indirectly to the business or a similar business of the Employer or any of the Related Entities, including without limitation, any process, operation, product or improvement which may be patentable or copyrightable. The Employee agrees that the Intellectual Property is or will be the property of the Employer and that he will, at the Employer's request and cost, do whatever is necessary to obtain the rights thereto, by patent, copyright or otherwise, for the Employer. The Employee further agrees that, whether or not he is in the employ of the Employer, he will cooperate in good faith to the extent and in the manner requested by the Employer in the prosecution or defense of any patent or copyright claims or any litigation or other proceedings involving any Intellectual Property. The Employer will pay for all expenses associated with the Employee's compliance with this provision.

             (f) ANTI-DISPARAGEMENT. The Employee covenants and agrees that, both during and after the Restrictive Period, he shall not make any comments which could be construed as negative concerning the Employer or any of the Related Entities to any individual or entity, including but not limited to, clients, customers, employees, or financial or credit institutions.

             (g) REMEDIES FOR BREACH OF THE AGREEMENT. The restrictions set forth in SECTIONS 3 (b), (c), (d), (e) and (f) are considered by the parties to be reasonable for the purposes of protecting the legitimate business interests of the Employer and the Related Entities and the value of the business and goodwill of the Employer and the Related Entities. The parties hereto acknowledge that the Employer and the Related Entities would be irreparably harmed, and that monetary damages would not provide an adequate remedy to the Employer and the Related Entities, in the event the covenants contained in SECTIONS 3 (b), (c), (d), (e) and (f) were not complied with in accordance with their terms. Accordingly, the Employee agrees that any breach or threatened breach by him of any provision of SECTIONS 3 (b), (c), (d), (e) and (f) shall entitle the Employer and the Related Entities to injunctive and other equitable relief, without the posting of any bond or security, to secure the enforcement of such provisions, in addition to any other rights and remedies which may be available to the Employer and the Related Entities, and that the Employer and the Related Entities shall be entitled to receive from the Employee reimbursement for all attorneys' fees and expenses incurred by the Employer and the Related Entities in enforcing such provisions. In addition to its other rights and remedies, the Employer and the Related Entities shall have the right to require the Employee to account for and pay over to the Employer or the Related Entities, as the case may be, all compensation, profits, money, accruals and other benefits derived or received, directly or indirectly, by the Employee from the action constituting such breach. If the Employee breaches the covenant set forth in SECTION 3(b), the running of the noncompete period described therein shall be tolled with respect to the Employer or any of the Related Entities for so long as such breach continues. It is the desire and intent ofs 3 (b), (c), (d), (e) and (f), be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. If any provisions of SECTIONS 3 (b), (c), (d), (e) or
(f), relating to the time period, scope of activities or geographic area of restrictions are declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, the maximum time period, scope of activities or geographic area, as the case may be, shall be reduced to the maximum which such court deems enforceable. If any provisions of SECTIONS 3 (b), (c), (d), (e) or (f) other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

             (h) SURVIVAL. The provisions of this SECTION 3 shall survive the termination of this Agreement or the Employee's employment irrespective of the reason for such termination. The provisions of this SECTION 3 shall continue in full force and effect after the expiration of the Term even if the Employee continues to be employed by the Employer without renewing this Agreement.

         SECTION 4.   RETURN OF EMPLOYER PROPERTY ON TERMINATION

         The Employee agrees to promptly return the Employer's property to the Employer's Florida headquarters upon termination of his employment with the Employer. The Employer reserves the right to take appropriate legal action against the Employee in the event of a breach of this provision.

         SECTION 5.  VERIFICATION OF COMPLIANCE

         Upon termination of employment, the Employee shall, at the request of the Employer, verify in writing and under oath, in the form attached hereto as Exhibit A, his compliance with the provisions of this Agreement relating to Intellectual Property and Confidential Information. This provision shall not give rise to any independent claim by the Employee for severance pay or other payments upon the Employee's termination.

         SECTION 6.  MISCELLANEOUS PROVISIONS

             (a) NOTICES. Any notice, request, demand or other communication required or permitted under this Agreement shall be in writing and shall be delivered personally or sent by prepaid overnight courier for next business day delivery to the parties at the addresses set forth below their names below (or at such other addresses as shall be specified by the parties by like notice).

                  IF TO THE EMPLOYEE:

                  Sigmund Borax
                  4212 Marina Court
                  CORTEZ, FLORIDA 34215

                  WITH A COPY TO:

                  Foley & Lardner
                  100 North Tampa Street
                  Suite 2700
                  Tampa, Florida 33602
                  Russell T. Alba, Esq.

                  IF TO THE EMPLOYER OR ANY OF THE RELATED ENTITIES:

                  c/o HEICO Corporation
                  825 S. Bayshore Drive
                  Suite 1643
                  Miami, Florida  33131
                  Attn: President

                  WITH A COPY TO:

                  Stearns Weaver Miller Weissler
                     Alhadeff & Sitterson, P.A.
                  150 West Flagler Street
                  Museum Tower, Suite 2200
                  Miami, Florida 33130
                  Attn: Stuart D. Ames, Esq.

         Such notices, demands, claims and other communications shall be deemed given when actually received or in the case of delivery by overnight service with guaranteed next business day delivery, the next business day or the day designated for delivery.

             (b) ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties hereto relating to the subject matter hereof and merges all prior discussions, negotiations and agreements, if any, between them, and neither of the parties hereto shall be bound by any representations, warranties, covenants, or other understandings relating to the subject matter hereof, other than as expressly provided or referred to herein.

             (c) ASSIGNMENT. This Agreement may not be assigned by the Employee without the written consent of the Employer but shall be freely assignable by the Employer in connection with any sale by the Employer of the Prohibited Business or any substantial part thereof. Subject to the preceding sentence, this Agreement shall be binding upon, and inure to, the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

             (d) WAIVER AND AMENDMENT. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof may be amended by the parties hereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed by or on behalf of each such party. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party hereto to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

             (e) NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto, the Related Parties and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

             (f) SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

             (g) HEADINGS. Section headings herein are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

             (h) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

             (i) LITIGATION; PREVAILING PARTY. In the event of any litigation with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall pay upon demand, all reasonable fees and expenses of counsel for the prevailing party in connection with such litigation.

             (j) GOVERNING LAW AND VENUE. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Florida without reference to the choice of law principles thereof. This Agreement shall be subject to the exclusive jurisdiction of the courts of the State of Florida located in Dade or Broward Counties, Florida or the United States District Court for the Southern District of Florida. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in Dade or Broward Counties, Florida, and further irrevocably waive any claim that any suit, action or proceeding brought in Dade or Broward Counties, Florida has been brought in an inconvenient forum.

             (k) REMEDIES CUMULATIVE. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

             (l) PARTICIPATION OF PARTIES; CONSTRUCTION. The parties hereto acknowledge that this Agreement and all matters contemplated herein, have been negotiated between the parties hereto and their respective legal counsel and that all such parties have participated in the drafting and preparation of this Agreement from the commencement of negotiations at all times through the execution hereof. This Agreement shall be construed and interpreted without regard to any presumption or other rule or interpretation against the party who may have had primary responsibility for drafting this Agreement.

         IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

                                         TRILECTRON INDUSTRIES, INC.


                                         By:  /S/ VICTOR MENDELSON
                                              --------------------------------
                                              Name:  Victor H. Mendelson
                                              Title:    Vice Chairman

                                              /S/ SIGMUND BORAX
                                              --------------------------------
                                              SIGMUND BORAX

                                    EXHIBIT A


         My employment by Employer is terminated. I have read and understood my Employment and Non-Competition Agreement with Employer dated September 16, 1996 (the "AGREEMENT"), and particularly the provisions relating to Intellectual Property and Confidential Information. I hereby swear, UNDER OATH, that:

                  I have complied with all provisions of the Agreement, including those relating to Intellectual Property and Confidential Information.

                  I have fully disclosed all items of Intellectual Property to Employer. I have given Employer all documents and other materials referred to in the Agreement, or if I have not done so, the withheld documents and materials are: __________________________. If I discover any documents and other materials covered by this Agreement in my possession in the future, I will immediately return them to the Employer after discovery.

                  I understand that the misappropriation of confidential information and documents may be considered a crime under the laws of the State of Florida.


                                             --------------------------------
                                             SIGMUND BORAX

STATE OF FLORIDA  )
                  )SS:
COUNTY OF         )

         The foregoing instrument was acknowledged before me this __ day of ________, 199__ by Sigmund Borax.

Personally Known ______ OR Produced Identification _____

Type of Identification Produced ________________________


                                     ----------------------------------------
                                     Print or Stamp Name:
                                     Notary Public, State of Florida at Large
                                     Commission No.:
                                     My Commission Expires: